UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2006
Bob Evans Farms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Bob Evans Farms, Inc. (the “Company”) entered into a Change in Control Agreement with Steven A. Davis, Chief Executive Officer, on June 19, 2006. The Change in Control Agreement is effective as of May 1, 2006. The terms of Mr. Davis’ Change in Control Agreement are substantially the same as the change in control agreements the Company has entered into with its other executive officers. A description of the material terms of the Company’s change in control agreements was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 29, 2005. A copy of Mr. Davis’ Change in Control Agreement is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired – Not Applicable
(b) Pro Form Financial Information – Not applicable
(c) Shell Company Transactions – Not Applicable
(d) Exhibits:
 The following exhibits are included pursuant to Item 1.01. Entry into a Material Definitive Agreement of Form 8-K:

Exhibit No.	Description
10.1	Change in Control Agreement, by and between Bob Evans Farms, Inc. and Steven A. Davis, effective as of May 1, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Dated: June 20, 2006	By:	/s/ Donald J. Radkoski

Donald J. Radkoski
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated June 20, 2006

Exhibit No.	Description
10.1	Change in Control Agreement, by and between Bob Evans Farms, Inc. and Steven A. Davis, effective as of May 1, 2006